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Exhibit 3.12

CASCADES DOMINION INC.

BY-LAW NUMBER I
BEING THE GENERAL BY-LAW
REPEALED AND RESTATED AS OF MAY 20, 2003

TABLE OF CONTENTS

1.	SHAREHOLDERS		1
	1.1	Meetings	1
	1.2	Place of Meetings	1
	1.3	Notice of Meetings	1
	1.4	Quorum	2
	1.5	Proxies	2
	1.6	Voting	2
	1.7	Resolution in Lieu of a Meeting	2
2.	DIRECTORS		3
	2.1	Number and Quorum	3
	2.2	Qualifications	3
	2.3	Election and Term of Office	3
	2.4	Vacancies	4
	2.5	Consent to Be Elected or Appointed Director	4
	2.6	Meetings	4
	2.7	Voting	5
	2.8	Resolution in Lieu of a Meeting	5
	2.9	Removal and Disqualifications	5
	2.10	Remuneration	5
	2.11	Powers	5
	2.12	Duties	5
	2.13	Delegation of Powers	6
3.	OFFICERS		6
	3.1	Chairman of the Board	6
	3.2	President	6
	3.3	Vice-President	6
	3.4	Secretary	7
	3.5	Treasurer	7
	3.6	Other Officers	7
	3.7	Duties of Officers	7
4.	DISCLOSURE OF INTEREST		7
	4.1	Duty of Disclosure	7

	4.2	Disclosure by a Director	7
	4.3	Voting	8
	4.4	Disclosure by an Officer	8
	4.5	Continuing Disclosure	8
	4.6	Effect of the Disclosure	8
5.	INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS		9
	5.1	Indemnification	9
	5.2	Advance of Costs	9
	5.3	Other Circumstances	9
	5.4	Insurance	10
6.	AUDITORS		10
7.	SHARE CERTIFICATES AND TRANSFERS		10
	7.1	Share Certificates	10
	7.2	Lost Certificates	10
	7.3	Transfer of Shares	10
	7.4	Registered Holder	11
	7.5	Allotment of Shares	11
8.	ACCESS TO THE BOOKS AND RECORDS		11
9.	FINANCIAL YEAR		12
10.	REGISTERED OFFICE		12
11.	EXECUTION OF CONTRACTS AND OTHER DOCUMENTS		12
12.	BANKING ARRANGEMENTS		12
13.	BY-LAWS		12
14.	PRECEDENCE		13
15.	NOTICES		13

CASCADES DOMINION INC.

BY-LAW NUMBER I
BEING THE GENERAL BY-LAW
REPEALED AND RESTATED AS OF MAY 20, 2003

1.     SHAREHOLDERS

1.1   Meetings

        The directors of the corporation shall call an annual meeting of shareholders not later than eighteen months after the corporation comes into existence and, subsequently, not later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the corporation's preceding financial year end.

        Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting. A meeting of shareholders may be held entirely by telephonic, electronic or other communication facility if the requirements listed previously are met.

        A special meeting of shareholders may be called at any time by the directors or upon the written request of shareholders holding at least 5% of the issued and outstanding shares of the capital stock of the corporation carrying voting rights at such time.

1.2   Place of Meetings

        Meetings of shareholders shall be held at the place that the directors determine. A meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

1.3   Notice of Meetings

        Notice in writing of the date, time and place of any meeting of shareholders shall be given by the secretary of the corporation to each shareholder entitled to vote at such meeting, to each director and, if any, to the auditors of the corporation. The notice is sent between the fiftieth and the twenty-first day before the meeting. The failure or omission to give such notice of any meeting to any shareholder shall not invalidate any resolution passed or business transacted at such meeting.

        The notice of any meeting shall state generally the nature of the business to be transacted thereat and contain the text of any special resolution to be submitted. No business shall be transacted at such meeting unless the same shall have been referred to in the said notice. Meetings of shareholders may be held without notice if: (1) all shareholders, in person or represented by proxy, all directors and the auditors of the corporation are present or (2) if those persons who are absent sign a written waiver of notice of the time, place and purpose of such meeting.

1.4   Quorum

        A quorum is present at a meeting of shareholders if the holders of more than 50% of the shares carrying voting rights are present in person or represented by proxy.

        If there is no such quorum present, a majority of the shareholders so present or represented by proxy may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is reached. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

1.5   Proxies

        Proxies must be deposited with the secretary of the corporation at such time previous to the meeting, not exceeding forty-eight hours excluding Saturdays and holidays, as may be determined by the directors or specified in the notice calling the meeting.

1.6   Voting

        All resolutions at meetings of shareholders shall be adopted by a majority in number of the votes cast by the shareholders entitled to vote at such meeting present either in person or by proxy. In case the number of votes is equal, the chairman of the meeting shall not have an additional deciding or casting vote.

1.7   Resolution in Lieu of a Meeting

        Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting.

2.     DIRECTORS

2.1   Number and Quorum

        The number of directors shall be fixed between the minimum and maximum numbers of directors specified in the articles, at least 25% of whom must be resident Canadians. However, if the corporation has less than four directors, at least one director must be a resident Canadian.

        The directors may fix the number of directors within such limits. Failing such a decision, the number of directors of the corporation shall be the number of directors elected by the shareholders having the right to vote.

        Also, the directors are entitled to establish the quorum. Until fixed as aforesaid, a majority of the directors shall constitute a quorum at any meeting of the board of directors.

        The directors shall not transact business at a meeting unless twenty-five per cent of the directors present are resident Canadians, except where: (1) a resident Canadian director who is unable be to present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting and (2) the required number of resident Canadians would have been present had that director been present at the meeting.

2.2   Qualifications

        The following persons are disqualified from being a director of the corporation:

  2.2.1
  Anyone who is less than eighteen years of age;

  2.2.2
  Anyone who is of unsound mind and has been so found by a court in Canada or elsewhere;

  2.2.3
  A person who is not an individual; or

  2.2.4
  A person who has the status of bankrupt.

2.3   Election and Term of Office

        The directors shall be elected by the shareholders: (1) at the first meeting of shareholders of the corporation and (2) thereafter at each succeeding annual meeting of shareholders to hold office for a term not exceeding three years.

        The election shall be by ballot if any shareholder present at the meeting so demands.

2.4   Vacancies

        In case of the death or resignation of a director or his being unable to act as such or his becoming disqualified, the vacancy thereby created may be filled for the unexpired portion of his term by the remaining directors, if they form a quorum, or by the shareholders.

2.5   Consent to Be Elected or Appointed Director

        An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

  2.5.1
  He was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director;

  2.5.2
  He was not present at the meeting when the election or appointment took place and he consented to hold office as a director in writing before the election or appointment or within ten days after it, or he has acted as a director pursuant to the election or appointment.

2.6   Meetings

        Meetings of the board of directors may be held at such time and place as the directors may determine. Meetings may similarly be called by the president or by two directors on three days' notice to each director either by letter or telecopier or in any other manner. Meetings called by the president or the directors shall be held at such time and place as determined in the notice

        Meetings of directors may be held at any time or place without notice if all the directors are present and consent to such meeting or if those directors who are absent waive notice in writing of the time, place and purpose of such meeting.

        If all directors of the corporation consent thereto in writing, a director may participate in a meeting of directors by telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other. A director participating in such manner is deemed to be present at that meeting.

2.7   Voting

        All questions at meetings of the directors shall be decided by a majority vote and each director shall have one vote. In case the number of votes is equal, the chairman of the meetings shall not have an additional deciding or casting vote.

2.8   Resolution in Lieu of a Meeting

        A resolution in writing signed by all the directors entitled to vote on that resolution at a directors' meeting is as valid as if it had been passed at a meeting.

2.9   Removal and Disqualifications

        Any director may be removed from office upon the vote of a majority of the voting shares represented at a meeting duly called for such purpose and may be replaced by the same meeting which so removes him. The director so replacing him shall hold office only for the remainder of the term of office of the director he replaces.

        A director ceases to hold office when: (1) he dies or resigns, such resignation to be effective at the time a written resignation is sent to the corporation or at the time specified in the resignation, whichever is later, (2) he is removed by the shareholders or (3) he ceases to be qualified as such.

2.10 Remuneration

        The directors shall be entitled to receive such remuneration as may be fixed by the board of directors.

2.11 Powers

        In addition to the general powers of management and the powers and authority expressly conferred upon them by the corporation's by-laws, the directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Canada Business Corporations Act (the "Act"), deed of incorporation or by-laws of the corporation or unanimous shareholder agreement directed or required to be exercised or done by the shareholders of the corporation.

2.12 Duties

        Every director of the corporation must, in the exercise of his functions, act with honesty and good faith in the best interest of the corporation and with the care, diligence and skill of a reasonable person in comparable circumstances.

2.13 Delegation of Powers

        The directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee certain powers of the directors except those which under the Act may not be delegated. The directors may think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the directors on their behalf and may revoke, withdraw, alter or vary all or any of such powers.

3.     OFFICERS

        The corporation shall have a president and a secretary and may have a chairman of the board, one or more vice-presidents, a treasurer and such other officers as the directors may determine. A person may be the holder of any one or more of such offices, except the offices of president and vice-president.

        All offices shall be held during the pleasure of the board of directors and all officers shall be subject to dismissal, with or without cause, by a resolution of the directors adopted at a meeting called for such purpose.

3.1   Chairman of the Board

        The directors may appoint a chairman of the board from among themselves. The chairman of the board shall, if present, preside at all meetings of directors and meetings of shareholders.

3.2   President

        The directors shall appoint a president. Unless the chairman of the board is specifically appointed as such, the president shall be the chief executive officer of the corporation, shall exercise a general supervision over the affairs of the corporation. In the absence of the chairman of the board, he shall preside at all meetings of shareholders and, if he is a director, meetings of directors.

3.3   Vice-President

        The directors may appoint one or more vice-presidents. The vice-president shall exercise such rights and perform such duties as may be prescribed by the directors or by the president.

3.4   Secretary

        The directors shall appoint a secretary. The secretary shall keep the corporate records of the corporation, give or cause to be given all required notices. He shall have such other powers and duties as are usual to his office. In addition, he shall perform such other duties as he may be directed to perform by the directors or by the president.

3.5   Treasurer

        The directors may appoint a treasurer. The treasurer shall keep or cause to be kept complete and accurate books of account. He shall have such other powers and duties as are usual to the office. In addition, he shall perform such other duties as he may be directed to perform by the directors or by the president.

3.6   Other Officers

        The directors may create such other offices and appoint such persons to hold same as they deem necessary.

3.7   Duties of Officers

        Every officer of the corporation must, in the exercise of his functions, act with honesty and good faith in the best interest of the corporation and with the care, diligence and skill of a reasonable person in comparable circumstances.

4.     DISCLOSURE OF INTEREST

4.1   Duty of Disclosure

        A director or officer of the corporation shall disclose to the corporation in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors the nature and extent of any interest in a material contract or material transaction, whether made or proposed, with the corporation, if the director or officer: (1) is a party to the contract or the transaction, (2) is a director or officer or an individual acting in a similar capacity of a party to the contract or transaction or (3) has a material interest in a party to the contract or transaction.

4.2   Disclosure by a Director

        The disclosure of interest by a director shall be made at the meeting of directors at which the question of entering into the contract is first taken into consideration. If the director was not at the time of the meeting referred to previously interested in the proposed contract or transaction, the disclosure shall be at the first meeting of directors held after he becomes so interested. If the director becomes interested in a contract or transaction after it is made, the disclosure shall be made at the first meeting of directors held after the director becomes so interested. If an individual who is interested in a contract or transaction later becomes a director, the disclosure shall be made at the first meeting after he becomes a director.

4.3   Voting

        A director required to make a disclosure of interest shall not be present for the vote or vote on any resolution to approve the contract or transaction unless the contract or transaction: (1) relates primarily to his remuneration as a director, officer, employee or agent of the corporation or an affiliate (2) is for indemnity or insurance under section 124 of the Act or (3) is with an affiliate.

4.4   Disclosure by an Officer

        The disclosure of interest by an officer who is not a director shall be made immediately after he becomes aware that the contract, transaction or proposed contract or proposed transaction is to be considered or has been considered at a meeting. If the officer becomes interested after a contract or transaction is made, the disclosure shall be made immediately after he becomes so interested. If an individual who is interested in a contract or transaction later becomes an officer, the disclosure shall be made immediately after he becomes an officer.

4.5   Continuing Disclosure

        A general notice to the directors declaring that a director or an officer is to be regarded as interested, for any of the following reasons, in a contract or transaction made with a party is a sufficient declaration of interest in relation to the contract or transaction: (1) he is a director or officer or acting in a similar capacity, of a party to the contract or transaction, or of a party who has a material interest in a party to the contract or transaction (2) he has a material interest in the party or (3) there has been a material change in the nature of the director's or the officer's interest in the party.

4.6   Effect of the Disclosure

        A contract or transaction for which disclosure is required is not invalid, and the director or officer is not accountable to the corporation or its shareholders for any profit realized from the contract or transaction, because of the director's or officer's interest in the contract or transaction or because the director was present or was counted to determine whether a quorum existed at the meeting that considered the contract or transaction, if: (1) a disclosure of the interest was made in accordance with the provisions of the Act, (2) the directors approved the contract or transaction and (3) the contract or transaction was reasonable and fair to the corporation when it was approved.

5.     INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

5.1   Indemnification

        Subject to the provisions of the Act, the corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

5.2   Advance of Costs

        The corporation may advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously.

        The individual shall repay the moneys if the individual does not fulfill the following conditions:

  5.2.1
  He acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

  5.2.2
  In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

5.3   Other Circumstances

        The corporation may also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

5.4   Insurance

        Subject to the provisions of the Act, the corporation may purchase and maintain insurance for the benefit of an individual referred to above against any liability incurred by the individual in his capacity as a director or officer of the corporation or in his capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

6.     AUDITORS

        Unless all the shareholders of the corporation, including those not otherwise entitled to vote, resolve not to appoint auditors, auditors shall be appointed at the annual meeting of shareholders of the corporation to hold office until the close of the next annual meeting of shareholders of the corporation.

7.     SHARE CERTIFICATES AND TRANSFERS

7.1   Share Certificates

        Share certificates and other security certificates shall be in such form as may be determined by resolution of the directors and shall be authenticated in the manner and by the signature of such officer(s) as may be designated by the directors.

7.2   Lost Certificates

        Where the owner of a security claims that the certificate representing such security has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner: (1) so requests before the corporation has been advised that the security has been acquired by a bona fide purchaser, (2) furnishes the corporation with sufficient indemnity bond and (3) satisfies any other reasonable requirement imposed by the corporation.

7.3   Transfer of Shares

        Shares of the capital stock of the corporation shall be transferable on the books of the corporation by the registered holder thereof in person or by his duly authorized attorney upon surrender for cancellation of a certificate or certificates for the same number of shares. He shall attach to the certificate an assignment or power of transfer endorsed thereon, duly executed, and with such proof of the authenticity of the signature thereon as the corporation or its agent may reasonably require.

        The directors may make such other rules and regulations dealing with the transfer of shares or other securities of the corporation, the surrendering and canceling of certificates and the closing of the transfer books as to them may appear expedient and necessary in the interest of the corporation.

7.4   Registered Holder

        Unless otherwise expressly provided by law, the corporation shall be entitled to treat the registered holder of any share of capital stock or other security as the true owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or security.

7.5   Allotment of Shares

        Shares may be issued at such times and to such persons and for such consideration as the directors may determine. A share shall not be issued until the consideration for the share is fully paid.

8.     ACCESS TO THE BOOKS AND RECORDS

        Subject to the provisions of the Act, the shareholders of the corporation are entitled to examine the following books and records of the corporation:

  8.1.1
  The articles and the by-laws and any amendments thereto;

  8.1.2
  Any unanimous shareholder agreement;

  8.1.3
  The minutes of meetings and resolutions of shareholders;

  8.1.4
  Copies of all notices of directors required by the Act; and

  8.1.5
  The securities records indicating the names and the last known addresses of the persons who hold shares, the number of shares of each class held by those persons as well as the date and details of the issue and transfer of each share.

        The shareholders of the corporation may examine the portion of any minutes of meetings of directors or of committees of directors that contain any of the disclosures referred to in section 4 hereof, and any other documents that contain those disclosures, during the usual business hours of the corporation.

9.     FINANCIAL YEAR

        The financial year of the corporation shall terminate on December 31 in each year or on such other date as the directors may determine by resolution.

10.   REGISTERED OFFICE

        The registered office of the corporation will be situated in the province of Canada indicated in its articles. The corporation may, in addition to the foregoing, establish other offices, agencies or places of business in Canada or elsewhere as the directors may from time to time determine.

11.   EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

        All documents in the ordinary course of business of the corporation may be signed and executed by any officer or director on behalf of the corporation or by such person as may be determined by resolution of the directors. All documents not in the ordinary course of business of the corporation shall be signed and executed on behalf of the corporation by such person as may be determined by resolution of the directors.

12.   BANKING ARRANGEMENTS

        The banking business of the corporation shall be transacted with such banks, trust companies or other financial institutions as the directors may authorize and all such banking business shall be transacted on the corporation's behalf by such officers or other persons as the directors may designate and to the extent authorized.

13.   BY-LAWS

        The directors may by resolution make, repeal, amend or re-enact by-laws of the corporation. The directors shall submit a by-law or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

        A by-law or an amendment or a repeal of a by-law is effective from the date of the resolution of the directors. Where the by-law is confirmed or confirmed as amended by the shareholders, it continues in effect in the form in which it was so confirmed. If a by-law, an amendment or a repeal of a by-law is rejected by the shareholders, it ceases to be effective. A by-law, an amendment or a repeal ceases to be effective at the next meeting of shareholders if it is not submitted by the directors at that meeting.

        No subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect as the by-law, amendment or repeal rejected by the shareholders or not submitted at the meeting of shareholders is effective until it is confirmed or confirmed as amended by the shareholders.

        A shareholder entitled to vote at an annual meeting of shareholders may, in accordance with the Act, make a proposal to make, amend or repeal a by-law.

14.   PRECEDENCE

        In case of contradiction between the Act, any unanimous shareholders' agreement, the articles or the general by-law of the corporation, the Act prevails over the unanimous shareholders' agreement, the articles and the general by-law; the unanimous shareholders' agreement prevails over the articles and the general by-law; the articles prevail over the general by-law.

15.   NOTICES

        A notice or document required by the Act, the articles or the by-laws of the corporation to be sent to a shareholder or director of the corporation may be sent by prepaid mail addressed to, or may be delivered personally to: (1) the shareholder at the shareholder's latest address as shown in the records of the corporation or its transfer agent and (2) the director at the director's last address as shown in the records of the corporation or in the last notice filed pursuant to the Act.

        Such notice shall be deemed to be received the following day of its sending.

* * *

        This by-law has been enacted by the directors and confirmed by the sole shareholder of Cascades Dominion Inc., as required by the Canada Business Corporations Act, on May 20, 2003.

Pierre Brochu, Assistant Secretary	Mario Plourde,President

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BY-LAW NUMBER I BEING THE GENERAL BY-LAW REPEALED AND RESTATED AS OF MAY 20, 2003
BY-LAW NUMBER I BEING THE GENERAL BY-LAW REPEALED AND RESTATED AS OF MAY 20, 2003